                                                                   EXHIBIT 10.90
                                AIM FUNDS GROUP

                      MASTER INVESTMENT ADVISORY AGREEMENT


         THIS AGREEMENT is made this 28th day of February, 1997, by and between AIM Funds Group, a Delaware business trust (the "Company") with respect to its series of shares shown on the Appendix A attached hereto, as the same may be amended from time to time, and A I M Advisors, Inc., a Delaware corporation (the "Advisor").


                                    RECITALS

         WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company;

         WHEREAS, the Advisor is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment advisor and engages in the business of acting as an investment advisor;

         WHEREAS, the Company's Agreement and Declaration of Trust authorizes the Board of Trustees of the Company to classify or reclassify authorized but unissued shares of the Company, and as of the date of this Agreement, the Company's Board of Trustees has authorized the issuance of nine series of shares representing interests in nine investment portfolios (such portfolios and any other portfolios hereafter added to the Company being referred to collectively herein as the "Funds"); and

         WHEREAS, the Company and the Advisor desire to enter into an agreement to provide for investment advisory services to the Funds upon the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Advisory Services. The Advisor shall act as investment advisor for the Funds and shall, in such capacity, supervise all aspects of the Funds' operations, including the investment and reinvestment of cash, securities or other properties comprising the Funds' assets, subject at all times to the policies and control of the Company's Board of Trustees. The Advisor shall give the Company and the Funds the benefit of its best judgment, efforts and facilities in rendering its services as investment advisor.

         2. Investment Analysis and Implementation. In carrying out its obligations under Section 1 hereof, the Advisor shall:

                 (a)  supervise all aspects of the operations of the Funds;

                 (b) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Funds, and whether concerning the individual issuers whose securities are included in the assets of the Funds or the activities in which such issuers





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         engage, or with respect to securities which the Advisor considers desirable for inclusion in the Funds' assets;

                 (c) determine which issuers and securities shall be represented in the Funds' investment portfolios and regularly report thereon to the Company's Board of Trustees; and

                 (d) formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report thereon to the Company's Board of Trustees;

and take, on behalf of the Company and the Funds, all actions which appear to the Company and the Funds necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including but not limited to the placing of orders for the purchase and sale of securities for the Funds.

         3. Delegation of Responsibilities. Subject to the approval of the Board of Trustees and the shareholders of the Funds, the Advisor may delegate to a sub-advisor certain of its duties enumerated in Section 2 hereof, provided that the Advisor shall continue to supervise the performance of any such sub-advisor.

         4. Control by Board of Trustees. Any investment program undertaken by the Advisor pursuant to this Agreement, as well as any other activities undertaken by the Advisor on behalf of the Funds, shall at all times be subject to any directives of the Board of Trustees of the Company.

         5. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

             (a) all applicable provisions of the 1940 Act and the Advisers Act and any rules and regulations adopted thereunder;

             (b) the provisions of the registration statement of the Company, as the same may be amended from time to time under the Securities Act of 1933 and the 1940 Act;

             (c) the provisions of the Agreement and Declaration of Trust of the Company, as the same may be amended from time to time;

             (d) the provisions of the by-laws of the Company, as the same may be amended from time to time; and

             (e) any other applicable provisions of state, federal or foreign law.

         6. Broker-Dealer Relationships. The Advisor is responsible for decisions to buy and sell securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates. The Advisor's primary consideration in effecting a security transaction will be to obtain execution at the most favorable price. In selecting a broker-dealer to execute each particular transaction, the Advisor will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Funds on a continuing basis. Accordingly, the price to the Funds in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the fund execution services offered. Subject to such policies as the Board of





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Trustees may from time to time determine, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Funds to pay a broker or dealer that provides brokerage and research services to the Advisor an amount of commission for effecting a fund investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to a particular Fund, other Funds of the Company, and to other clients of the Advisor as to which the Advisor exercises investment discretion. The Advisor is further authorized to allocate the orders placed by it on behalf of the Funds to such brokers and dealers who also provide research or statistical material, or other services to the Funds, to the Advisor, or to any sub-advisor. Such allocation shall be in such amounts and proportions as the Advisor shall determine and the Advisor will report on said allocations regularly to the Board of Trustees of the Company indicating the brokers to whom such allocations have been made and the basis therefor. In making decisions regarding broker-dealer relationships, the Advisor may take into consideration the recommendations of any sub-advisor appointed to provide investment research or advisory services in connection with the Funds, and may take into consideration any research services provided to such sub-advisor by broker-dealers.

         7. Compensation. The Company shall pay the Advisor as compensation for services rendered hereunder an annual fee, payable monthly, based upon the average daily net assets of the Funds as the same is set forth in Appendix A attached hereto. The average daily net asset value of the Funds shall be determined in the manner set forth in the Agreement and Declaration of Trust and registration statement of the Company, as amended from time to time.

         8. Additional Services. Upon the request of the Company's Board of Trustees, the Advisor may perform certain accounting, shareholder servicing or other administrative services on behalf of the Funds which are not required by this Agreement. Such services will be performed on behalf of the Funds and the Advisor may receive from the Funds such reimbursement for costs or reasonable compensation for such services as may be agreed upon between the Advisor and the Company's Board of Trustees based on a finding by the Board of Trustees that the provision of such services by the Advisor is in the best interests of the Company and its shareholders. Payment or assumption by the Advisor of any Fund expense that the Advisor is not otherwise required to pay or assume under this Agreement shall not relieve the Advisor of any of its obligations to the Funds nor obligate the Advisor to pay or assume any similar Fund expense on any subsequent occasions. Such services may include, but are not limited to:

             (a) the services of a principal financial officer of the Company (including applicable office space, facilities and equipment) whose normal duties consist of maintaining the financial accounts and books and records of the Company and the Funds, including the review and calculation of daily net asset value and the preparation of tax returns; and the services (including applicable office space, facilities and equipment) of any of the personnel operating under the direction of such principal financial officer;

             (b) the services of staff to respond to shareholder inquiries concerning the status of their accounts; providing assistance to shareholders in exchanges among the mutual funds managed or advised by the Advisor; changing account designations or changing addresses; assisting in the purchase or redemption of shares; supervising the operations of the





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         custodian, transfer agent(s) or dividend disbursing agent(s) for the
         Funds; or otherwise providing services to shareholders of the Funds;
         and

             (c) such other administrative services as may be furnished from time to time by the Advisor to the Company or the Funds at the request of the Company's Board of Trustees.

         9. Expenses of the Funds. All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Funds unless specifically provided otherwise in this Agreement. These expenses borne by the Funds include but are not limited to brokerage commissions, taxes, legal, accounting, auditing, or governmental fees, the cost of preparing share certificates, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to directors and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Company on behalf of the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Funds' shareholders.

         10. Expense Limitation. If, for any fiscal year of the Company, the total of all ordinary business expenses of the Funds, including all investment advisory fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses, such as litigation costs, would exceed the applicable expense limitations imposed by state securities regulations in any state in which the Funds' shares are qualified for sale, as such limitations may be raised or lowered from time to time, the aggregate of all such investment advisory fees shall be reduced by the amount of such excess. The amount of any such reduction to be borne by the Advisor shall be deducted from the monthly investment advisory fee otherwise payable to the Advisor during such fiscal year. If required pursuant to such state securities regulations, the Advisor will, not later than the last day of the first month of the next succeeding fiscal year, reimburse the Funds for any such annual operating expenses (after reduction of all investment advisory fees in excess of such limitation). For the purposes of this Section, the term "fiscal year" shall exclude the portion of the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.
The application of expense limitations shall be applied to each Fund of the Company separately unless the laws or regulations of any state shall require that the expense limitations be imposed with respect to the Company as a whole.

         11. Non-Exclusivity. The services of the Advisor to the Company and the Funds are not to be deemed to be exclusive, and the Advisor shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Advisor may serve as officers or directors of the Company, and that officers or directors of the Company may serve as officers or directors of the Advisor to the extent permitted by law; and that the officers and directors of the Advisor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

         12. Term and Approval. This Agreement shall become effective with respect to a Fund if approved by the shareholders of such Fund, and if so approved, this Agreement shall thereafter continue in force and effect until February 28, 1999, and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:





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             (a)  (i) by the Company's Board of Trustees or (ii) by the vote of
         "a majority of the outstanding voting securities" of such Fund (as defined in Section 2(a)(42) of the 1940 Act); and

             (b) by the affirmative vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Company trustees), by votes cast in person at a meeting specifically called for such purpose.

         13. Termination. This Agreement may be terminated as to the Company or as to any one or more of the Funds at any time, without the payment of any penalty, by vote of the Company's Board of Trustees or by vote of a majority of the outstanding voting securities of the applicable Fund, or by the Advisor, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in
Section 2(a)(4) of the 1940 Act.

         14. Liability of Advisor and Indemnification. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Advisor or any of its officers, directors or employees, the Advisor shall not be subject to liability to the Company or to the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

         15. Liability of Shareholders. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Company individually but are binding only upon the assets and property of the Company and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

         16. Notices. Any notices under this Agreement shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Company shall be and that of the Advisor shall be Eleven Greenway Plaza, Suite 1919, Houston, Texas 77046.

         17. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Texas.





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         18.  License Agreement.  The Company shall have the non-exclusive right to use the name "AIM" to designate any current or future series of shares only so long as A I M Advisors, Inc. serves as investment manager or advisor to the Company with respect to such series of shares.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.


                                        AIM FUNDS GROUP
                                        (a Delaware business trust)
Attest:

/s/ DAVID L. KITE                       By: /s/ ROBERT H. GRAHAM
-------------------------------             -----------------------------
       Assistant Secretary                             President

(SEAL)



                                        A I M ADVISORS, INC.
Attest:

/s/ OFELIA M. MAYO                      By: /s/ ROBERT H. GRAHAM
-------------------------------             -----------------------------
       Assistant Secretary                             President

(SEAL)





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                                   APPENDIX A
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT
                                       OF
                                AIM FUNDS GROUP


         The Company shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered and all facilities furnished hereunder, a management fee for such Fund set forth below. Such fees shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.


                           AIM GLOBAL UTILITIES FUND

     NET ASSETS                                               ANNUAL RATE
     ----------                                               -----------
     First $200 million . . . . . . . . . . . . . . . . . . . .   0.60%
     Next $300 million. . . . . . . . . . . . . . . . . . . . .   0.50%
     Next $500 million. . . . . . . . . . . . . . . . . . . . .   0.40%
     Amount over $1 billion . . . . . . . . . . . . . . . . . .   0.30%

                              AIM HIGH YIELD FUND

     NET ASSETS                                               ANNUAL RATE
     ----------                                               -----------
     First $200 million . . . . . . . . . . . . . . . . . . . .   0.625%
     Next $300 million  . . . . . . . . . . . . . . . . . . . .   0.55%
     Next $500 million. . . . . . . . . . . . . . . . . . . . .   0.50%
     Amount over $1 billion . . . . . . . . . . . . . . . . . .   0.45%

                             AIM MONEY MARKET FUND

     NET ASSETS                                               ANNUAL RATE
     ----------                                               -----------
     First $1 billion . . . . . . . . . . . . . . . . . . . . .   0.55%
     Over $1 billion  . . . . . . . . . . . . . . . . . . . . .   0.50%

                            AIM MUNICIPAL BOND FUND
                        AIM INTERMEDIATE GOVERNMENT FUND
                                AIM INCOME FUND

     NET ASSETS                                               ANNUAL RATE
     ----------                                               ------------
     First $200 million . . . . . . . . . . . . . . . . . . . .   0.50%
     Next $300 million  . . . . . . . . . . . . . . . . . . . .   0.40%
     Next $500 million  . . . . . . . . . . . . . . . . . . . .   0.35%
     Amount over $1 billion . . . . . . . . . . . . . . . . . .   0.30%

                               AIM BALANCED FUND

     NET ASSETS                                               ANNUAL RATE
     ----------                                               -----------
     First $150 million . . . . . . . . . . . . . . . . . . . .   0.75%
     Over $150 million  . . . . . . . . . . . . . . . . . . . .   0.50%


                                AIM GROWTH FUND

     NET ASSETS                                               ANNUAL RATE
     ----------                                               -----------
     First $150 million . . . . . . . . . . . . . . . . . . . .   0.80%
     Over $150 million  . . . . . . . . . . . . . . . . . . . .   0.625%


                                 AIM VALUE FUND

     NET ASSETS                                               ANNUAL RATE
     ----------                                               -----------
     First $150 million . . . . . . . . . . . . . . . . . . . .   0.80%
     Over $150 million  . . . . . . . . . . . . . . . . . . . .   0.625%





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